CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Rainbow Fund and to the use of our report dated December 7, 2001 on the financial statements and financial highlights of The Rainbow Fund. Such financial statements and financial highlights appear in the October 31, 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.



                                                      /s/ Tait, Weller & Baker
                                                      ------------------------
                                                      TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 26, 2002